UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2012

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on July 19, 2012, the Federal Home Loan Bank of Cincinnati ("FHLBank") promoted two executive officers to new positions, effective August 1, 2012. Donald R. Able was promoted to Executive Vice President and Chief Operating Officer and R. Kyle Lawler was promoted to Executive Vice President and Chief Business Officer. Upon the recommendation of President Andrew S. Howell, the Board of Directors of the FHLBank approved compensation actions in connection with Mr. Able’s and Mr. Lawler’s promotions in August 2012, subject to completion of a review by the Federal Housing Finance Agency ("Finance Agency"). On September 10, 2012, the FHLBank received notification of the completion of the review by the Finance Agency. Effective August 1, 2012, Mr. Able’s base annual salary increased to $300,000 and Mr. Lawler’s base annual salary increased to $290,000. Both Mr. Able and Mr. Lawler also became eligible for 2012 incentive plans at the Executive Vice President level. The description of the 2012 incentive plans is incorporated by reference from the Form 8-K filed May 24, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

September 11, 2012	By:	Thomas J. Ciresi

Name: Thomas J. Ciresi
Title: Senior Vice President, Member Services